   As filed with the Securities and Exchange Commission on August 11, 1999
                             Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   --------

                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                   --------

                             Siebel Systems, Inc.
            (Exact name of registrant as specified in its charter)
                                   --------

       Delaware                                              94-3187233
(State of Incorporation)                       (I.R.S. Employer Identification No.)

                                   --------
                            1855 South Grant Street
                          San Mateo, California 94402
                   (Address of principal executive offices)
                                   --------

                             Siebel Systems, Inc.
                          1998 Equity Incentive Plan

                           (Full Title of the Plan)

                               Thomas M. Siebel
                     Chairman and Chief Executive Officer
                             Siebel Systems, Inc.
                            1855 South Grant Street
                          San Mateo, California 94402
                                (650) 295-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   --------

                                   Copies to:
                             Eric C. Jensen, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                       Palo Alto, California 94306-2155
                                (650) 843-5000
                                   --------

                        CALCULATION OF REGISTRATION FEE


============================================================================================================
  Title of Securities to be                    Proposed Maximum       Proposed Maximum
         Registered           Amount to be     Offering Price Per      Aggregate Offering     Amount of
                              Registered (1)       Share (2)               Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------
Stock Options and Common       10,000,000                                 $515,422,663        $143,287.50
Stock (par value $.001)

Shares issuable pursuant to
outstanding options under the
Registrant's 1998 Equity
Incentive Plan (the "Plan")     1,299,956         $38.44(2)(a)            $ 49,970,309

Common Stock reserved for
future issuance under the Plan  8,700,044         $53.50(2)(b)            $465,452,354
=============================================================================================================

     (1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to outstanding options granted by Siebel Systems, Inc. (the "Registrant") under the Registrant's 1998 Equity Incentive Plan (the "Plan") or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on August 4, 1999 for shares reserved for future issuance under the Plan.

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,000,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1998 Equity Incentive Plan, as amended.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
               REGISTRATION STATEMENT ON FORM S-8 NO. 333-72969

     The contents of Registration Statement on Form S-8 No. 333-72969 filed with the Securities and Exchange Commission on February 25, 1999 are incorporated by reference herein.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock being registered hereby will be passed upon for the Company by Cooley Godward llp, Palo Alto, California. James
C. Gaither, a partner at Cooley Godward llp, is a director of the Company and owns approximately 80,914 shares of the Company's Common Stock.

                                   EXHIBITS

Exhibit
Number

  4.1 Restated Certificate of Incorporation of the Registrant, as amended to date./1/

  4.2     Bylaws of the Registrant./2/

  4.3     Specimen Stock Certificate./2/

  4.4 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./2/

  5.1     Opinion of Cooley Godward LLP./4/

  23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors./4/

  23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

  24.1    Power of Attorney is contained on the signature pages.

  99.1    Siebel Systems, Inc. 1998 Equity Incentive Plan, as amended./3/

  99.2 Form of option agreement under the Siebel Systems, Inc. 1998 Equity Incentive Plan./3/

________________________________________________________________________________

/1/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333 07983), as amended.

/2/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.

/3/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-72969), as amended.

/4/  Filed herewith.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sam Mateo, State of California on August 6, 1999.

                        Siebel Systems, Inc.

                        By: /s/ Howard H. Graham
                            ----------------------------------------------------

                        Title: Senior Vice President, Finance and Administration
                               and Chief Financial Officer
                               -------------------------------------------------

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Howard H. Graham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                    Title                             Date
               ---------                    -----                             ----
 /s/ Thomas M. Siebel              Chairman of the Board of             August 6, 1999
-------------------------
   Thomas M. Siebel                Directors and Chief Executive
                                   Officer
                                   (Principal Executive Officer)

 /s/ Howard H. Graham              Senior Vice President, Finance       August 6, 1999
-------------------------
   Howard H. Graham                and Administration and Chief
                                   Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)

 /s/ Eric E. Schmidt               Director                             August 11, 1999
-------------------------
   Eric E. Schmidt

 /s/ James C. Gaither              Director                             August 9, 1999
-------------------------
   James C. Gaither

 /s/ George T. Shaheen             Director                             August 9, 1999
-------------------------
   George T. Shaheen

 /s/ Charles R. Schwab             Director                             August 9, 1999
-------------------------
   Charles R. Schwab

                                   Director
-------------------------
   A. Michael Spence

                                 EXHIBIT INDEX

Exhibit                                                                              Sequential Page
Number                          Description                                            Numbers
  4.1     Restated Certificate of Incorporation of the Registrant, as amended to date./1/

  4.2     Bylaws of the Registrant./2/

  4.3     Specimen Stock Certificate./2/

  4.4     Restated Investor Rights Agreement, dated December 1, 1995, between the
          Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./2/

  5.1     Opinion of Cooley Godward LLP./4/

  23.1    Consent of KPMG LLP, Independent Auditors./4/

  23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
          Registration Statement.

  24.1    Power of Attorney is contained on the signature pages.

  99.1    Siebel Systems, Inc. 1998 Equity Incentive Plan, as amended./3/

  99.2    Form of option agreement under the Siebel Systems, Inc. 1998 Equity
          Incentive Plan./3/

_______________________________________________________________________________

/1/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333 07983), as amended.

/2/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.

/3/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-72969), as amended.

/4/  Filed herewith.